Exhibit 10.1

TERM NOTE

$2,000,000.00	February 1, 2016

FOR VALUE RECEIVED, Dynasil Corporation of America, a duly organized Delaware corporation with a mailing address at 313 Washington Street, Suite 403, Newton, MA 02458 (the “Borrower”), promises to pay to MIDDLESEX SAVINGS BANK (the “Lender”), a Massachusetts banking corporation, at its principal office at 6 Main Street, Natick, Massachusetts 01760, OR TO ITS ORDER, the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars with interest from this date on the unpaid principal balance until paid at the rate of 4.52% percent per year (the “Interest Rate”) computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, in lawful money of the United States of America.

Payments: Beginning on March 1, 2016, and on the first day of each and every month thereafter during the term hereof, Borrower shall make monthly payments of principal and interest in the initial amount of Thirty Seven Thousand Three Hundred Sixty and 42/100 ($37,360.42) Dollars each. Each payment shall be applied first to interest then due on the unpaid balance of principal and then to such principal.

All indebtedness evidenced by this Note shall be due and payable five (5) years from the date hereof (the “Maturity Date”), unless such date is extended in a written agreement executed by Borrower and Lender.

Late Charge: Whenever any installment of principal and interest due hereunder shall not be paid within fifteen (15) days of its due date, the Borrower shall pay in addition thereto as a late charge, five percent (5%) of the amount of any such installment.

Security: This Note is secured by a first priority security interest in all assets of the Borrower, pursuant to a Loan and Security Agreement dated May 1, 2014 as amended and modified by a Loan Document Modification Agreement dated September 29, 2015 (the “Loan and Security Agreement”) which assets are located at 44 Hunt street, Watertown, MA 02172, 8 Nemco Way, Ayer, MA 01432, 119 Russell Street, Suite 10, Littleton, MA 01460, 239 Cherry Street, Ithaca, NY 14850, 385 Cooper Road, West Berlin, NJ 08091, and 85 Main Street, Watertown, MA 02472. All of Borrower’s obligations to the Lender however characterized (the “Obligations”) are guaranteed pursuant to the Entity Guaranties (the “Entity Guaranties”) of Optometrics Corporation, Evaporated Metal Films Corporation, Radiation Monitoring Devices, Inc., Dynasil Biomedical Corp. and RMD Instruments Corporation (the “Entity Guarantors”). Such documents, together with various other instruments securing this Note (the terms and provisions of all of which are incorporated herein by reference) are hereinafter referred to as the “Security Instruments”.

1

Default: An Event of Default under any of the Security Instruments shall constitute an Event of Default hereunder, and such events of default include, but are not limited to, the failure of Borrower to make any payments of principal, interest or other charge when due hereunder. Upon the occurrence of an Event of Default, the Lender may, at its option, without notice or demand, declare the unpaid principal and all accrued interest under this Note to be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived. No course of dealing or delay in accelerating the maturity of this Note or in taking any other action with respect to any Event of Default shall affect Lender’s rights to take action with respect thereto, and no waiver as to any one Event of Default shall affect any of Lender’s rights as to any other Event of Default.

Setoff: Any deposits or other sums at any time credited by or due from the holder to the Borrower or Guarantors and any securities or other property of Borrower or Guarantors in the possession or custody of the holder may at all times be held and treated as collateral security for the payment of this Note and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of said respective Borrower or Guarantors to the holder. The holder hereof on or after default in payment hereof may apply such deposits or other sums to said Obligations and sell any such securities or other property at broker’s board or at public or private sale without demand, notice or advertisement of any kind, all of which are hereby expressly waived.

Default Rate: Lender shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is four percent (4%) per annum above the Interest Rate otherwise payable hereunder (“Default Rate”): (a) while any monetary default exists and is continuing, during that period between the due date and the date of payment; (b) following any Event of Default, unless and until the Event of Default is cured or waived by Lender; and (c) after the Maturity Date.

Collection Costs: If this Note shall not be paid in full whenever it shall become due, the Borrower and Guarantor agree to pay all costs and expenses of collection, including court costs and reasonable attorneys’ fees.

Prepayment: Borrower may prepay the principal amount outstanding in whole or in part at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.

2

Waiver: The Borrower and each Guarantor, and any other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Note each severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and or dishonor and nonpayment of this Note, and consents without notice or further assent (a) to the substitution, exchange or release of the collateral securing this Note or any part thereof at any time, (b) to the acceptance by the holder or holders at any time of any additional collateral or security for or other Guarantors of this Note, (c) to the modification or amendment at any time, and from time to time of this Note, and any other Security Instrument at the request of any person liable hereon, (d) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, or any other Security Instrument, at the request of any other person liable hereon, and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

Commercial Loan: The Borrower hereby represents warrants and covenants that the proceeds of this Loan shall be used for commercial and business purposes only, shall not be used for consumer or household purposes, and acknowledges that this representation has been relied upon by Lender in extending credit hereunder.

Jury Trial Waiver: Borrower and Lender mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based on this Note, arising out of, under or in connection with the Loan and Security Agreement or any other Security Instruments contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party. This waiver constitutes a material inducement for Borrower and Lender to enter into the transactions contemplated hereby.

The Borrower has received a copy of this Note.

This Note is the joint and several obligation of the Borrower and the Guarantor and shall be binding upon them and their respective successors and assigns and each or any of them.

THIS TERM NOTE IS THE TERM OUT NOTE REFERRED TO IN SECTION 2 OF SAID LOAN DOCUMENT MODIFICATION AGREEMENT AND SECTION 1.1.2 OF SAID LOAN AGREEMENT.

IN WITNESS WHEREOF, the Borrower has executed this Note as an instrument under seal as of the day and year first above written.

Signed in the presence of:		Dynasil Corporation of America

/s/ Robert J. Bowdring	By:	/s/ Thomas C. Leonard
Witness		Name:	Thomas C. Leonard
		Title:	Treasurer

3